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                                                                    EXHIBIT 99.1


                                                        (CCA LOGO)

News Release


Contact:  Karin Demler, Investor Relations 615-263-3005


              CORRECTIONS CORPORATION OF AMERICA AFFIRMS GUIDANCE;
                  ANNOUNCES PROPOSED NEW SENIOR CREDIT FACILITY

NASHVILLE, TENN., JANUARY 18, 2006 - CORRECTIONS CORPORATION OF AMERICA (NYSE:
CXW) (the "Company") today announced it expects to meet the fourth quarter and full year 2005 guidance it previously announced on November 3, 2005, excluding the effect of the non-cash charge associated with the accelerated vesting of certain employee stock options announced in December 2005.

The Company also announced it is arranging a proposed new $150.0 million senior secured revolving credit facility (the "New Revolving Credit Facility"). The Company expects to close on the New Revolving Credit Facility in February 2006. While the Company currently expects the terms of the New Revolving Credit Facility to be substantially as described in this release, no assurance can be given regarding the implementation of the New Revolving Credit Facility or the precise terms thereof until the New Revolving Credit Facility is fully committed and closed.

The New Revolving Credit Facility is expected to be in the aggregate principal amount of $150.0 million and to have a five-year term. The New Revolving Credit Facility will be available for both borrowings and the issuance of letters of credit. The loans and other obligations under the New Revolving Credit Facility are expected to be guaranteed by each of the Company's domestic subsidiaries. Additionally, the Company's obligations under the New Revolving Credit Facility will be secured by (1) a pledge of all the capital stock (or other ownership interests) of the Company's domestic subsidiaries and 65% of the capital stock (or other ownership interests) of the Company's "first-tier" foreign subsidiaries, and (2) all of the accounts receivable and deposit accounts of the Company and its domestic subsidiaries. It is expected that Wachovia Bank, N.A. will serve as administrative agent under the New Revolving Credit Facility.

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and the fifth largest prison operator in the United States, behind only the federal government and three states. The Company currently operates 63 facilities, including 39 company-owned facilities, with a total design capacity of approximately 71,000 beds in 19 states and the District of Columbia. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including

                                     -more-


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CCA Announces Affirms Guidance; Announces Proposed New Senior Credit Facility


basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of and demand for new prison facilities; (iii) the Company's ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations and as the result of inmate disturbances;
(iv) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond the Company's control, such as weather, labor conditions and material shortages, resulting in increased construction costs; and (v) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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